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                                                                   EXHIBIT 23(e)

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our reports dated January 13, 1997 (except for Note 20 as to which the date is February 13, 1997) relating to Portsmouth Bank Shares, Inc. included in (x) the Current Report on Form 8-K of CFX Corporation filed on December 12, 1997 and incorporated herein by reference to such Current Report on Form 8-K, and (y) the Annual Report on Form 10-K of Portsmouth Bank Shares, Inc. for the year ended December 31, 1996, incorporated herein by reference to the Current Report on Form 8-K of CFX Corporation filed on August 29, 1997, and to the reference to our firm under the heading "Experts" in the Prospectus/Joint Proxy Statement.

                                          SHATSWELL, MACLEOD & COMPANY, P.C.

West Peabody, Massachusetts
December 31, 1997